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                                                             EXHIBIT 23(a)






CONSENT OF INDEPENDENT AUDITORS




GENERAL MOTORS CORPORATION:

We hereby consent to the incorporation by reference in this Registration Statement of General Motors Corporation on Form S-8 of our reports dated February 9, 1994 appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1993 and our report dated June 17, 1994 appearing in the Annual Report on Form 11-K of The GMAC Mortgage Corporation Savings Incentive Plan for the year ended December 31, 1993. We also consent to the reference to us under the heading "Incorporation of Documents by Reference" in this Registration Statement.






s/DELOITTE & TOUCHE
DELOITTE & TOUCHE

Detroit, Michigan
August 1, 1994



























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